EXHIBIT 10.7

February 5, 2014

Westport Energy Holdings, Inc.

100 Overlook Center, 2nd Floor

Princeton, NJ 08540

Attn: Stephen Schoepfer

Re:	Certain Secured Convertible Debenture issued to YA Global Investments, L.P. and Royalty Interest and related transaction documents.

Dear Mr. Schoepfer:

Please be advised that effective as of the close of business on February 5, 2014, YA Global Investments, L.P. (“YA Global”) sold, assigned, and transferred to Queensbury, Inc. (“Queensbury”) all right, title, and interest, of YA Global in the portion of (i) the Secured Convertible Debenture (CICS-28) dated February 5, 2014 in the original face amount of $1,080,000 issued by Westport Energy Holdings, Inc. to YA Global (the “Debenture”) and (ii) the Royalty Interest granted to YA Global in connection with the Debenture (the “Royalty Interest”) as set forth on Exhibit “A”, annexed hereto and incorporated herein by reference (as assigned to Queensbury, (the “Assigned Debenture” and “Assigned Royalty Interest”).

The Debenture and Royalty Interest are currently registered in the name of and issued as payable to YA Global. Pursuant to the terms and conditions of the Debenture and Royalty Interest, YA Global hereby instructs Westport to (a) record the transfer of the portion of the Debenture and Royalty Interest to Queensbury as set forth in Exhibit “A” annexed hereto, and (b) reissue the Assigned Debenture and Assigned Royalty Interest by executing and delivering to Queensbury, the Assigned Debenture the Assigned Royalty Interest in the amounts set forth on Exhibit “A”, as of the date hereof. For your convenience, a draft of the Assigned Debenture and the Assigned Royalty Interest is enclosed. Also enclosed please find a copy of the Non-Recourse Assignment Agreement for your reference.

For your information, Queensbury may be reached at the following address:

Queensbury, Inc.

23501 Cinco Ranch Boulevard #B-225

Katy, Texas 77494

Attention: Raffaele Attar

Telephone: 1 (832) 247 0147

Facsimile: 1 (281) 394 5150

Please contact me at (201) 536-5164 should you have any questions or require additional information.

Very truly yours,

/s/ Steven S. Goldstein
Steven S. Goldstein
Chief Compliance Officer of Yorkville Advisors, LLC, the investment manager to YA Global Investments, L.P.

Exhibit A

A.	Secured Convertible Debenture (CICS-28) dated February 5, 2014 in the original principal amount of $1,080,000.00 issued by Westport Energy Holdings, Inc. to YA Global Investments, L.P., as amended.

Assigned Debenture - To be Issued to Queensbury

Deliver to:

Queensbury, Inc.

23501 Cinco Ranch Boulevard #B-225

Katy, Texas 77494

Attention: Raffaele Attar

Telephone: 1 (832) 247 0147

Facsimile: 1 (281) 394 5150

Principal Portion of Security Assigned to Better Half	Accrued Interest Portion of Security Assigned to Better Half	Total Portion of Security Assigned to Better Half
$540,000.00	$0	$540,000

B.	Royalty Interest dated February 5, 2014 granting YA Global the right to receive 25% of net gas sales resulting from the Allocated Wells of Westport.

Assigned Royalty Interest - To be Issued to Queensbury

Deliver to:

Queensbury, Inc.

23501 Cinco Ranch Boulevard #B-225

Katy, Texas 77494

Attention: Raffaele Attar

Telephone: 1 (832) 247 0147

Facsimile: 1 (281) 394 5150

One Half of YA Global’s Royalty Interest representing a right to receive 12.5% of net gas sales resulting from the Allocated Wells.